Broadcom Reports Third Quarter 2015 Results
IRVINE, Calif. – October 26, 2015 –

Third Quarter 2015 Results	GAAP	Non-GAAP
Net revenue	$2.19 billion
Net income per share	$.69	$.77
	(including $.03 of other charges)	($.03 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its third quarter ended September 30, 2015.

"Broadcom delivered third quarter revenue ahead of consensus and above the midpoint of the guided range," said Scott McGregor, Broadcom's President and Chief Executive Officer.  "These solid results are a testament to the company’s operational excellence and leadership in the markets we serve.”

Net revenue for the third quarter of 2015 was $2.19 billion. This represents an increase of 4.3% compared with the $2.10 billion reported for the second quarter of 2015 and a decrease of 3.2% compared with the $2.26 billion reported for the third quarter of 2014. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2015 was $429 million, or $0.69 per share (diluted), compared with GAAP net income of $386 million, or $0.63 per share (diluted), for the second quarter of 2015 and GAAP net income of $98 million, or $0.16 per share (diluted), for the third quarter of 2014. GAAP net income for the third quarter of 2014 included charges for restructuring costs related to Broadcom's decision to exit the cellular baseband business totaling $114 million, or $0.19 per share, and additional charges for the impairment of purchased intangible assets of $200 million, or $0.33 per share.

In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively, and the nine months ended September 30, 2015 and 2014 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the third quarter of 2015 was $477 million, or $0.77 per share (diluted), compared with non-GAAP net income of $445 million, or $0.72 per share (diluted), for the second quarter of 2015 and non-GAAP net income of $461 million, or $0.76 per share (diluted), for the third quarter of 2014.

The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2014 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC on January 29, 2015.

In light of Broadcom's pending transaction with Avago, Broadcom has discontinued conducting conference calls with analysts and investors to discuss its financial results.

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About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With one of the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of revenue, (ii) gross profit, (iii) gross margin, (iv) net income, and (v) diluted net income per share (EPS). Broadcom's non-GAAP cost of revenue, non-GAAP gross profit, and non-GAAP gross margin excludes certain charges related to acquisitions and certain inventory charges relating to its decision to exit the cellular baseband business. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. In addition to the exclusions noted above, Broadcom's non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), costs associated with the proposed acquisition by Avago, charitable contributions, gain on sale of assets, gains (losses) on strategic investments, other charges (gains), tax benefits resulting from reductions in U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, and the nine months ended September 30, 2015 and 2014 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in its industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because they believe that the inclusion or exclusion of the items described above provides insight into core operating results, the ability to generate cash and underlying business trends affecting performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Broadcom's current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause Broadcom's actual results to differ materially and adversely from those expressed in any forward-looking statement.

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These risks and uncertainties include, but are not limited to the following:

•	The announcement and pendency of Broadcom's agreement to be acquired by Avago may have an adverse effect on Broadcom's business and share price.

•	Litigation challenging the Avago Agreement may prevent the Transaction from being consummated at all or within the expected timeframe.

•	The failure of Broadcom's pending acquisition by Avago to be completed may adversely affect Broadcom's business and share price.

•	Broadcom's quarterly operating results may fluctuate significantly.

•	Broadcom depends on a few significant customers for a substantial portion of its revenue.

•	Broadcom's stock price is highly volatile.

•	Broadcom may fail to appropriately adjust its operations in response to changes in its strategy or market demand.

•	Broadcom faces intense competition.

•	Broadcom may be unable to attract, retain or motivate key personnel.

•	Broadcom's operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets it addresses.

•	Broadcom manufactures and sells complex products and may be unable to successfully develop and introduce new products.

•	Broadcom is exposed to risks associated with its international operations.

•	Broadcom's business is subject to potential tax liabilities.

•	Broadcom may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce its own intellectual property rights.

•	Broadcom is subject to order and shipment uncertainties.

•	Broadcom depends on third parties to fabricate, assemble and test its products.

•	Broadcom's systems are subject to security breaches and other cybersecurity incidents.

•	Broadcom faces risks associated with its acquisitions.

•	Government regulation may adversely affect Broadcom's business.

•	Broadcom's future ability to return capital to shareholders in the form of dividends may be impacted by the availability of U.S. cash.

•	Broadcom's articles of incorporation and bylaws contain anti-takeover provisions.

•
Broadcom's co-founders and their affiliates may strongly influence the outcome of matters that require the approval of Broadcom's shareholders, such as the approval of the Avago Agreement and the Transaction.

Broadcom's Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect Broadcom's business, results of operations and financial condition. The forward-looking statements used in this release speak only as of the date they are made. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Net revenue	$2,187	$2,096	$2,260	$6,341	$6,285
Cost of revenue	1,015	939	1,077	2,926	3,086
Gross profit	1,172	1,157	1,183	3,415	3,199
Operating expenses:
Research and development	542	538	573	1,619	1,843
Selling, general and administrative	177	188	176	542	543
Amortization of purchased intangible assets	1	2	8	4	26
Impairments of long-lived assets	—	—	200	143	390
Restructuring costs, net	4	4	114	15	142
Settlement costs	4	1	2	5	20
Other charges (gains), net	8	22	(1)	26	(60)
Total operating expenses	736	755	1,072	2,354	2,904
Income from operations	436	402	111	1,061	295
Interest expense, net	(1)	(3)	(17)	(9)	(27)
Other income (expense), net	6	(5)	9	1	4
Income before income taxes	441	394	103	1,053	272
Provision for income taxes	12	8	5	29	10
Net income	$429	$386	$98	$1,024	$262
Net income per share (basic)	$0.71	$0.64	$0.17	$1.70	$0.45
Net income per share (diluted)	$0.69	$0.63	$0.16	$1.66	$0.44
Weighted average shares (basic)	608	602	591	603	587
Weighted average shares (diluted)	620	616	607	616	598
Dividends per share	$0.14	$0.14	$0.12	$0.42	$0.36

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Operating activities
Net income	$429	$386	$98	$1,024	$262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	43	42	122	141
Stock-based compensation expense	85	86	107	261	340
Acquisition-related items:
Amortization of purchased intangible assets	32	33	54	102	169
Impairments of long-lived assets	—	—	200	143	390
Loss (gain) on sale of assets and other	1	—	3	4	(44)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(44)	(105)	(142)	(161)	(143)
Inventory	60	18	(10)	(21)	(100)
Prepaid expenses and other assets	18	9	11	(38)	7
Accounts payable	(72)	146	—	16	97
Deferred revenue	(3)	(8)	(7)	(17)	98
Other accrued and long-term liabilities	(63)	194	105	(175)	75
Net cash provided by operating activities	483	802	461	1,260	1,292
Investing activities
Net purchases of property and equipment	(81)	(17)	(56)	(254)	(214)
Net cash paid for acquired companies	—	—	(3)	—	(9)
Proceeds from sale (purchases) of certain assets and other	(3)	—	—	(18)	90
Purchases of marketable securities	(1,115)	(1,745)	(955)	(3,797)	(1,868)
Proceeds from sales and maturities of marketable securities	1,055	1,179	447	2,813	1,417
Net cash used in investing activities	(144)	(583)	(567)	(1,256)	(584)
Financing activities
Issuance of long-term debt, net	—	—	592	—	592
Payments of long-term debt	—	—	(400)	—	(400)
Repurchases of Class A common stock	—	(128)	(227)	(463)	(418)
Dividends paid	(86)	(84)	(71)	(254)	(211)
Proceeds from issuance of common stock	19	327	136	494	419
Minimum tax withholding paid on behalf of employees for restricted stock units	(36)	(35)	(34)	(114)	(93)
Net cash provided by (used in) financing activities	(103)	80	(4)	(337)	(111)
Increase (decrease) in cash and cash equivalents	236	299	(110)	(333)	597
Cash and cash equivalents at beginning of period	1,976	1,677	2,364	2,545	1,657
Cash and cash equivalents at end of period	$2,212	$1,976	$2,254	$2,212	$2,254

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$2,212	$2,545
Short-term marketable securities	1,252	1,061
Accounts receivable, net	966	804
Inventory	552	531
Prepaid expenses and other current assets	131	131
Total current assets	5,113	5,072
Property and equipment, net	656	516
Long-term marketable securities	3,180	2,383
Goodwill	3,701	3,710
Purchased intangible assets, net	426	664
Other assets	159	126
Total assets	$13,235	$12,471

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$516	$503
Wages and related benefits	311	220
Deferred revenue and income	41	36
Accrued liabilities	553	791
Total current liabilities	1,421	1,550
Long-term debt	1,594	1,593
Other long-term liabilities	231	277
Commitments and contingencies
Shareholders' equity	9,989	9,051
Total liabilities and shareholders’ equity	$13,235	$12,471

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	September 30, 2015	June 30, 2015	December 31, 2014
Cash and cash equivalents	$2,212	$1,976	$2,545
Short-term marketable securities	1,252	1,208	1,061
Long-term marketable securities	3,180	3,161	2,383
Total cash, cash equivalents and marketable securities	$6,644	$6,345	$5,989
Increase from prior period end	$299
Increase from prior year end	$655

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Net revenue	$2,187	$2,096	$2,260	$6,341	$6,285
GAAP cost of revenue	1,015	939	1,077	2,926	3,086
GAAP gross profit	$1,172	$1,157	$1,183	$3,415	$3,199
GAAP gross margin	53.6%	55.2%	52.3%	53.9%	50.9%

GAAP cost of revenue	$1,015	$939	$1,077	$2,926	$3,086
Adjustments:
Amortization of purchased intangible assets	(31)	(31)	(46)	(98)	(143)
Inventory sell-through (charges) related to the exit of the cellular baseband business	—	1	7	3	(27)
Non-GAAP cost of revenue	$984	$909	$1,038	$2,831	$2,916

Net revenue	$2,187	$2,096	$2,260	$6,341	$6,285
Non-GAAP cost of revenue	984	909	1,038	2,831	2,916
Non-GAAP gross profit	$1,203	$1,187	$1,222	$3,510	$3,369
Non-GAAP gross margin	55.0%	56.6%	54.1%	55.4%	53.6%

GAAP net income	$429	$386	$98	$1,024	$262
Adjustments:
Amortization of purchased intangible assets	32	33	54	102	169
Inventory charges (sell-through) related to the exit of the cellular baseband business	—	(1)	(7)	(3)	27
Impairment of long-lived assets	—	—	200	143	390
Settlement costs	4	1	2	5	20
Other charges (gains), net	8	22	(1)	26	(60)
Restructuring costs, net	4	4	114	15	142
Other expense, net	—	—	—	—	3
Certain income tax benefit	—	—	1	—	(5)
Total GAAP to Non-GAAP adjustments	48	59	363	288	686
Non-GAAP net income	$477	$445	$461	$1,312	$948

Shares used in calculation - diluted (GAAP and Non-GAAP)	620	616	607	616	598

GAAP diluted net income per share	$0.69	$0.63	$0.16	$1.66	$0.44
Non-GAAP diluted net income per share	$0.77	$0.72	$0.76	$2.13	$1.59

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Corporate Communications	Investor Relations
Karen Kahn	T. Peter Andrew	Sameer Desai
Vice President, Corporate Communications	Vice President, Treasury and Investor Relations	Director, Investor Relations
415-297-5035	949-926-6932	949-926-4425
kkahn@broadcom.com	andrewtp@broadcom.com	sameerd@broadcom.com

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